UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 12, 2015

Biolase, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President and Chief Executive Officer, and Director

On July 12, 2015, Jeffrey M. Nugent resigned as President and Chief Executive Officer of Biolase, Inc. (the "Company"), and resigned as a member of the Board of Directors (the "Board") of the Company.

Appointment of President and Chief Executive Officer, and Director

As previously disclosed, Harold C. Flynn, Jr. was appointed President and Chief Executive Officer of the Company, effective July 13, 2015. On July 13, 2015, the Board appointed Mr. Flynn to the Board.

As a result of the resignation and appointment disclosed above, the Company's Board currently consists of five directors.

On July 13, 2015, the Compensation Committee of the Board (the "Compensation Committee") approved equity incentive compensation for Mr. Flynn consisting a non-qualified stock option to purchase 870,000 shares of Company common stock at an exercise price of $1.65 per share (the closing selling price per share of Company common stock on The Nasdaq Stock Market on July 13, 2015), and 870,000 restricted stock units ("RSUs"). The RSUs vest based upon specific performance criteria established by the Compensation Committee, and one-fourth of the stock options vest on July 13, 2016 and the remaining three-fourths vest ratably monthly over a thirty-six month period, commencing on August 13, 2016, subject to Mr. Flynn’s continued service with the Company through the applicable vesting dates.

The stock options and the RSUs are subject to accelerated vesting upon a change of control unless (a) they are assumed by the successor corporation (or parent thereof) or are otherwise continued in full force and effect pursuant to the terms of the change in control transaction or (b) they are replaced with a cash incentive program of the successor corporation that meets the requirements specified in Mr. Flynn’s award agreements. In addition, the stock options and the RSUs are subject to accelerated vesting in connection with certain qualifying terminations of service, as specified in Mr. Flynn’s award agreements.

The stock options and RSUs were granted outside of the Company’s stockholder-approved equity incentive plan.

The foregoing description of Mr. Flynn’s stock option agreement and restricted stock unit award agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements. Copies of such agreements are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Inducement Stock Option Agreement, dated July 13, 2015.
10.2 Inducement Restricted Stock Unit Award Agreement, dated July 13, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

July 15, 2015	By:	/s/ David C. Dreyer

Name: David C. Dreyer
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Inducement Stock Option Agreement, dated July 13, 2015.
10.2	Inducement Restricted Stock Unit Award Agreement, dated July 13, 2015.